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                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of September 23, 2003 among AMR Corporation, a Delaware corporation (the "Company"), American Airlines, Inc., a wholly-owned subsidiary of the Company (the "Guarantor" and, together with the Company, the "Issuers") and Citigroup Global Markets Inc. (the "Initial Purchaser"), pursuant to the Purchase Agreement dated September 17, 2003 (the "Purchase Agreement") between the Issuers and the Initial Purchaser. In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

                  The Issuers agree with the Initial Purchaser, (i) for its benefit as the Initial Purchaser and (ii) for the benefit of the beneficial owners (including the Initial Purchaser) from time to time of the Notes (as defined herein), guaranteed by the Guarantor (the "Guarantee"), the Notes and the Guarantee are collectively referenced to herein as the "Securities," and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of the Notes (each of the foregoing a "Holder" and together the "Holders"), as follows:

                  SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. In addition to the terms that are defined elsewhere in this Agreement, the following terms shall have the following meanings:

                  "Affiliate," with respect to any specified person, has the meaning specified in Rule 144.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  "Common Stock" means any shares of the common stock, $1.00 par value per share, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock.

                  "Conversion Rate" has the meaning assigned to such term in the Indenture.

                  "Damages Accrual Period" has the meaning specified in Section 2(e) hereof.

                  "Damages Payment Date" means each March 23 and September 23.

                  "Deferral Notice" has the meaning specified in Section 3(i) hereof.

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                  "Deferral Period" has the meaning specified in Section 3(i)
hereof.

                  "Effectiveness Deadline Date" has the meaning specified in
Section 2(a) hereof.

                  "Effectiveness Period" means the period of two years (the holding period applicable to the Registrable Securities held by persons that are not Affiliates of the Company under Rule 144(k) under the Securities Act) from the Issue Date or such shorter period ending on the date that all Registrable Securities have ceased to be Registrable Securities.

                  "Event" has the meaning specified in Section 2(e) hereof.

                  "Event Date" has the meaning specified in Section 2(e) hereof.

                  "Event Termination Date" has the meaning specified in Section 2(e) hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Filing Deadline Date" has the meaning specified in Section 2(a) hereof.

                  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                  "Guarantor" has the meaning specified in the introductory paragraph hereto.

                  "Holder" has the meaning specified in the second paragraph of this Agreement.

                  "Indenture" means the Indenture dated as of the date hereof between the Issuers and Wilmington Trust Company, as trustee, pursuant to which the Notes are being issued.

                  "Initial Purchaser" means Citigroup Global Markets Inc.

                  "Initial Shelf Registration Statement" has the meaning specified in Section 2(a) hereof.

                  "Issue Date" means September 23, 2003.

                  "Liquidated Damages Amount" has the meaning specified in
Section 2(e) hereof.

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                  "Material Event" has the meaning specified in Section 3(i)
hereof.

                  "Notes" means the 4.25% Senior Convertible Notes due 2023 of the Company to be purchased pursuant to the Purchase Agreement.

                  "Notice and Questionnaire" means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum of the Company dated September 17, 2003 relating to the Notes.

                  "Notice Holder" means on any date, any Holder that has delivered a Notice and Questionnaire to the Issuers on or prior to such date.

                  "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

                  "Purchase Agreement" has the meaning specified in the first paragraph of this Agreement.

                  "Record Holder" means, with respect to any Damages Payment Date relating to any Note or shares of Underlying Common Stock as to which any Liquidated Damages Amount has accrued, the registered holder of such Note or such shares of Underlying Common Stock, as the case may be, on the 15th day immediately prior to the next succeeding Damages Payment Date.

                  "Registrable Securities" means the Notes and the Underlying Common Stock and any security issued with respect thereto upon any stock dividend, split, merger or similar event until, in the case of any such security, the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) were it not held by an Affiliate of the Issuers, or (iii) its sale to the public pursuant to Rule 144.

                  "Registration Expenses" has the meaning specified in Section 5 hereof.

                  "Registration Statement" means any registration statement of the Issuers that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

                  "Restricted Securities" has the meaning assigned to such term in Rule 144.

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                  "Rule 144" means Rule 144 under the Securities Act, as such
Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

                  "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities" has the meaning specified in the introductory paragraphs hereto.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Shelf Registration Statement" has the meaning specified in
Section 2(a) hereof.

                  "Subsequent Shelf Registration Statement" has the meaning specified in Section 2(b) hereof.

                  "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Trustee" means Wilmington Trust Company (or any successor entity), the Trustee under the Indenture.

                  "Underlying Common Stock" means the Common Stock into which the Notes are convertible or issued upon any such conversion.

                  SECTION 2. Shelf Registration.

                  (a) The Issuers shall prepare and file or cause to be prepared and filed with the SEC no later than a date which is 90 days after the Issue Date (the "Filing Deadline Date") a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") relating to the offer and sale from time to time by Holders of all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution reasonably elected by the Holders and set forth in the Initial Shelf Registration Statement; provided that in no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Issuers. The Issuers shall use reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act no later than the date (the "Effectiveness Deadline Date") that is 180 days after the Issue Date, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. Each Holder that became a Notice Holder on or prior to the date ten Business Days prior to the time that the Initial Shelf Registration

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Statement became effective shall be named as a selling securityholder in the
Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law (other than laws not generally applicable to all such Holders). Notwithstanding the foregoing, no Holder shall be entitled to have the Registrable Securities held by it covered by such Shelf Registration Statement unless such Holder has provided a Notice and Questionnaire in accordance with Section 2(d) and is in compliance with Section
4. Except as described in the Offering Memorandum, none of the Issuers' securityholders (other than the Holders of Registrable Securities) shall have the right to include any of the Issuers' securities in the Shelf Registration Statement.

                  (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Issuers shall use reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected by the Issuers to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Issuers shall use reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is reasonably practicable after such filing or, if filed during a Deferral Period, after the expiration of such Deferral Period, and to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

                  (c) The Issuers shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Issuers for such Shelf Registration Statement, if required by the Securities Act or, to the extent to which the Issuers do not reasonably object, as reasonably requested by the Initial Purchaser or by the Trustee on behalf of the registered Holders.

                  (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(i) and Section 4. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus shall deliver a Notice and Questionnaire to the Issuers at least five (5) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Issuers shall, as promptly as is reasonably practicable after the date a Notice and Questionnaire is delivered, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required by the SEC so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus

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to purchasers of the Registrable Securities in accordance with applicable law
(other than laws not generally applicable to all Holders of Registrable Securities wishing to sell Registrable Securities pursuant to the Shelf Registration Statement and related Prospectus) and, if the Issuers shall file a post-effective amendment to the Shelf Registration Statement, use reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is reasonably practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i), provided further that if under applicable law the Issuers have more than one option as to the type or manner of making any such filing, it will make the required filing or filings in the manner or of a type that the Issuers reasonably expect will result in the earliest availability of the Prospectus for effecting resales of Registrable Securities. Notwithstanding anything contained herein to the contrary, the Issuers shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of Section 2(d) of this Agreement (whether or not such Holder was a Notice Holder at the time the Registration Statement was initially declared effective) shall be named as a selling securityholder in the Registration Statement or related Prospectus subject to and in accordance with the requirements of this
Section 2(d).

                  (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, or (iii) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof (each of the events of a type described in any of the foregoing clauses
(i) through (iii) is individually referred to herein as an "Event," and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), and the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(i) hereof in the case of clause (iii), being referred to herein as an "Event Date"). Events shall be deemed to continue until the "Event Termination Date," which shall be the following dates with respect to the respective types of
Events: the date the Initial Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), and termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded in the case of the commencement of an Event of the type described in clause (iii).

                  Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the Event Termination Date (a "Damages Accrual Period"), the Issuers agree to pay, as liquidated damages and not as a penalty, an amount (the "Liquidated Damages

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Amount") equal to 0.25% per annum for the first 90-day period from the Event
Date, and thereafter at a rate per annum equal to 0.50% of the aggregate principal amount of such Notes determined as of the Business Day immediately preceding the next Damages Payment Date.

                  The Liquidated Damages Amount shall be payable on the Damages Payment Dates to Record Holders of then outstanding Notes that are Registrable Securities accruing, for each portion of such Damages Accrual Period beginning on and including a Damages Payment Date (or, in respect of the first time that the Liquidation Damages Amount is to be paid to Holders on a Damages Payment Date as a result of the occurrence of any particular Event, from the Event Date) and ending on but excluding the first to occur of (A) the date of the end of the Damages Accrual Period or (B) the next Damages Payment Date; provided that any Liquidated Damages Amount accrued with respect to any Note or portion thereof called for redemption on a redemption date or converted into Underlying Common Stock on a conversion date prior to the Damages Payment Date shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). Notwithstanding the foregoing, no Liquidated Damages Amounts shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and
(y) expiration of the Effectiveness Period.

                  The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this Section 2(e) notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Issuers of Liquidated Damages Amounts to the Holders of Registrable Securities pursuant to this Section 2(e), the accrual of Liquidated Damages Amounts will cease (without in any way limiting the effect of any subsequent Event requiring the payment of the Liquidated Damages Amount by the Issuers).

                  The Trustee, subject to the applicable provisions of the Indenture, shall be entitled, on behalf of Holders of Notes or Underlying Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages Amount. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

                  The parties hereto agree that the liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

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                  SECTION 3. Registration Procedures. In connection with the registration obligations of the Issuers under Section 2 hereof, during the Effectiveness Period the Issuers shall:

                  (a) Before filing any Registration Statement or Prospectus or any amendments or supplements (other than supplements that do nothing more substantive than name one or more Notice Holders as selling securityholders) thereto with the SEC, furnish to the Initial Purchaser copies of all such documents proposed to be filed and use reasonable efforts to reflect in each such document when so filed with the SEC such comments as the Initial Purchaser reasonably shall propose within three (3) Business Days of the delivery of such copies to the Initial Purchaser.

                  (b) Subject to Section 3(i), prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

                  (c) As promptly as reasonably practicable give notice to the Notice Holders and the Initial Purchaser (i) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective (provided, however, that the Issuers shall not be required by this clause (i) to notify (A) the Initial Purchaser of the filing of a Prospectus supplement that does nothing more substantive than name one or more Notice Holders as selling securityholders or (B) any Notice Holder of the filing of a Prospectus supplement that does nothing more substantive than name one or more other Notice Holders as selling securityholders), (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order or injunction suspending or enjoining the use of any Prospectus or the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of (but not the nature of or details concerning) a Material Event (provided, however, that no notice by the Issuers shall be required pursuant to this clause (v) in the event that the Issuers either promptly file a Prospectus supplement to update the Prospectus or a Current Report on Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect

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to such Material Event that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading) and (vi) of the determination by the Issuers that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Issuers (or as required pursuant to Section 3(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply.

                  (d) Use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment or, if any such order or suspension is made effective during any Deferral Period, at the earliest possible moment after the expiration of such Deferral Period.

                  (e) If reasonably requested by the Initial Purchaser or any Notice Holder, as promptly as reasonably practicable incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Initial Purchaser or such Notice Holder shall have so requested to the extent the Issuers do not reasonably object thereto.

                  (f) As promptly as reasonably practicable after the filing of such documents with the SEC, furnish to each Notice Holder and the Initial Purchaser, upon their request and without charge, at least one conformed copy of the Registration Statement and any amendment thereto, including financial statements, but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Issuers by such Notice Holder or the Initial Purchaser, as the case may be).

                  (g) During the Effectiveness Period, deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Issuers hereby consent (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

                  (h) Subject to Section 3(i), prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use reasonable efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire), it being agreed that no such registration or qualification will be made unless so requested; prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use reasonable efforts to keep each

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such registration or qualification (or exemption therefrom) effective during the
Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided that the Issuers will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not otherwise qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

                  (i) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under
Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (including, in any such case, as a result of the non-availability of financial statements), or
(C) the occurrence or existence of any pending corporate development that, in the discretion of the Issuers, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Issuers that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Issuers will use reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, and (y) in the case of clauses (B) and (C) above, as soon as, in the sole judgment of the Issuers, public disclosure of such Material Event or pending corporate development would not be prejudicial to or contrary to the interests of the Issuers or, if necessary to avoid

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unreasonable burden or expense, as soon as reasonably practicable thereafter. So long as the period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") does not exceed forty-five (45) days during any three (3) month period or one hundred and twenty
(120) days during any twelve (12) month period, the Issuers shall not incur any obligation to pay liquidated damages pursuant to Section 2(e).

                  (j) In connection with a disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection at reasonable times by one or more representatives of the Notice Holders, and any broker-dealer, attorneys or accountants retained by such Notice Holders, all financial and other records, pertinent corporate documents and properties of the Issuers as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities as are customary, and cause the Issuers' officers, directors and employees to supply all information reasonably requested by any such representative or representatives of the Notice Holders, broker-dealers, attorneys or accountants in connection with the Self Registration Statement after the filing thereof and before its effectiveness; provided, however, that such persons shall first agree in writing with the Issuers that any information that is reasonably designated by the Issuers in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Issuers' conduct of business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Notice Holders and the other parties entitled thereto by one counsel designated by and on behalf of Notice Holders and the other parties and reasonably acceptable to the Issuers.

                  (k) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than the time period prescribed by the SEC for filing a Form 10-Q after the end of any 12-month period (or the time period prescribed by the SEC for filing a Form 10-K after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Issuers commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (l) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least two Business Days prior to any sale of such Registrable Securities.

                  (m) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee for the Notes and the transfer agent for the Common Stock with certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

                  (n) Make reasonable effort to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.

                  (o) Upon (i) the filing of the Initial Shelf Registration Statement and (ii) the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to Businesswire, Reuters Economic Services, Bloomberg Business News or any other means of dissemination reasonably expected to make such information known publicly.

                  (p) Take all actions necessary, or reasonably requested by the holders of a majority of the Registrable Securities being sold, in order to expedite or facilitate disposition of such Registrable Securities; provided that in no event will such actions take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Issuers.

                  (q) Cause the Indenture to be qualified under the TIA not later than the effective date of any Registration Statement; and in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

                  SECTION 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Issuers with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Notice Holder not misleading, any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments and any information otherwise required by the Issuers to comply with applicable law or regulations. Each Holder further agrees, following termination of the Effectiveness Period, to notify the Issuers, within ten Business Days of a request, of the amount of Registrable Securities sold pursuant to the Registration Statement and, in the absence of a response, the Issuers may assume that all of the Holder's Registrable Securities were so sold.

                  SECTION 5. Registration Expenses. The Issuers shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws to the extent such filings or compliance are required pursuant to this Agreement (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Issuers in connection with the Shelf Registration Statement, and (v) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock. In addition, the Issuers shall bear or reimburse the Notice Holders for the fees and disbursements of one firm of legal counsel retained by the Holders, which shall, upon the written consent of the Initial Purchaser (which shall not be unreasonably withheld), be another nationally recognized law firm experienced in securities law matters designated by the Issuers. In addition, the Issuers shall pay the internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which the same securities of the Issuers are then listed and the fees and expenses of any person, including special experts, retained by the Issuers. Each Notice Holder shall pay all underwriting discounts, commissions and transfer taxes, if any, relating to the sale or disposition of such Notice Holder's Registrable Securities pursuant to the Shelf Registration Statement.

                  SECTION 6. Indemnification; Contribution.

                  (a) The Issuers agree, jointly and severally, to indemnify and hold harmless the Initial Purchaser and each holder of Registrable Securities and each person who controls the Initial Purchaser or any holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in each case, agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon, and in conformity with, written information relating to the Initial Purchaser furnished to the Company by or the Initial Purchaser specifically for use in connection with the preparation of the Registration Statement or any amendment thereof, or any preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, (ii) the foregoing indemnity agreement, with respect to any preliminary prospectus, shall not inure to the benefit of any holder of Registrable Securities (or any person controlling such holder of Registrable Securities) as to whom it shall be established did not send or deliver to the person asserting any such loss, claim, damage or liability and who purchased Securities which are the subject thereof a copy of the Prospectus as amended or supplemented (exclusive of material incorporated by reference) at or prior to the written confirmation of the sale of such Securities in any case where such delivery is required by the Securities Act, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus as amended or supplemented and the Company had previously furnished copies thereof to the Initial Purchaser, and (iii) the Company will not be liable for any loss, liability or expense of any settlement or compromise of, or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Company, except to the extent that such consent is not required pursuant to Section 6(d) hereof; and provided further that this indemnity agreement shall not apply to any such loss, claim, damage or liability arising from an offer or sale of Registrable Securities occurring during a Deferral Period, if a Deferral Notice was given to such Notice Holder in accordance with
Section 8(c). This indemnity agreement will be in addition to any liability that the Company may otherwise have.

                  (b) In connection with any Registration Statement in which a Holder, including, without limitation, the Initial Purchaser, of Registrable Securities is participating, is furnishing information relating to such Holder of Registrable Securities to the Issuers in writing expressly for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, the Holders of such Registrable Securities agree, severally and not jointly, to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the Issuers, and each person, if any, who controls the Issuers within the meaning of either such Section, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any such holder of Registrable Securities specifically for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Holder of such Registrable Securities may otherwise have.

                  The Initial Purchaser agrees to indemnify and hold harmless the Issuers or any Holders of Registrable Securities and each person who controls an Issuer or any Holders of Registrable Securities, as the case may be, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 6(a), but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that it may elect, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if, in the reasonable judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. Upon receipt of notice from the indemnifying party or parties to such indemnified party of the election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this Section 6 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). It is understood that all such fees and expenses of counsel for the indemnified party for which the indemnifying party is liable shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to entry of judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise of, or consent to entry of judgment with respect thereto includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel payable pursuant to this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid notice of request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (e) If the indemnification provided for in paragraph (a) or (b) of this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of the Issuers on the one hand and the Holders of Registrable Securities or the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder of Registrable Securities or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchaser and the Holders of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section.

                  (f) The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this Section, no Holder of Registrable Securities nor the Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder of Registrable Securities or by the

Initial Purchaser, as the case may be, exceeds the amount of any damages that such Holder of Registrable Securities or the Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Initial Purchaser or any Holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser or such Holder, and each director of the Issuers, each officer of the Issuers, and each person, if any, who controls an Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuers.

                  SECTION 7. Information Requirements. The Issuers covenant that, if at any time before the end of the Effectiveness Period the Issuers are not subject to the reporting requirements of the Exchange Act, they will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Issuers shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Issuers' most recent report required to be filed and filed pursuant to Section 13 or Section 15(d) of the Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Issuers to register any of its securities under any section of the Exchange Act.

                  SECTION 8. Miscellaneous

                  (a) No Conflicting Agreements. The Issuers are not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to the Issuers' securities that conflicts in any material respect with the rights granted to the Holders of Registrable Securities in this Agreement. The Issuers represent and warrant that the rights granted to the Holders of Registrable Securities hereunder do not conflict with the rights granted to the holders of the Issuers' securities under any other agreements.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Notes, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Notes would be convertible or exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of

Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this
Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier, or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

                  if to a Holder of Registrable Securities that is not a Notice Holder, at the address for such Holder then appearing in the Registrar (as defined in the Indenture);

                  if to a Notice Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

                  if to the Issuers, to:

                           AMR Corporation
                           P.O. Box 619616
                           Dallas/Fort Worth Airport, Texas 75261-9616
                           Telephone No. (817) 931-3458
                           Facsimile No. (817) 967-2199
                           Attention: Treasurer

                  with a copy to:

                           Debevoise & Plimpton
                           919 Third Avenue
                           New York, New York 10022
                           Telephone No. (212) 909-6351
                           Facsimile No. (212) 909-6836
                           Attention: John T. Curry, III, Esq.

                  and
                  if to the Initial Purchaser, to:

                           Citigroup Global Markets Inc.
                           388 Greenwich Street
                           New York, New York 10013
                           Attention: General Counsel
                           Telecopier: (212) 816-7912

                  with a copy to:

                           Shearman & Sterling LLP
                           599 Lexington Avenue
                           New York, New York 10022
                           Attention: Rohan S. Weerasinghe, Esq.
                           Telecopier: (212) 848-7088

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

                  (d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuers or their Affiliates (other than the Initial Purchaser or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and, without limitation of the foregoing and without requiring an express assignment, subsequent Holders of Registrable Securities; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Securities from such Holder and (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement applicable to such Holder.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  (i) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                  (j) Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Issuers with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Issuers with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties hereto with respect to such registration rights.

                  (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for liquidated damages under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                       Very truly yours,

                                       AMR CORPORATION

                                       By: /s/ JEFFREY C. CAMPBELL
                                           -----------------------------
                                           Name: Jeffrey C. Campbell
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                       AMERICAN AIRLINES, INC.

                                       By: /s/ JEFFREY C. CAMPBELL
                                           -----------------------------
                                           Name: Jeffrey C. Campbell
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

Accepted as of the date
first above written:

CITIGROUP GLOBAL MARKETS INC.

By: /s/ JEFFREY J. SINGER
    -------------------------
Name: Jeffrey J. Singer
Title: Director